UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SUNTRUST BANKS, INC.

(Name of Registrant as Specified In Its Charter)

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Below is an excerpt from a slide presentation made available by SunTrust Banks, Inc. on its website on July 18, 2019 in connection with the SunTrust Q2 2019 Earnings Call.

Merger of Equals Update

Highly Synergistic; Financially Compelling; Transformative

Continued Momentum

- ✓ Executive Management (EM) continues to meet weekly to guide organizational design and oversee integration process
- ✓ April 25: FDIC public hearing in Charlotte
- ✓ May 3: FRB public hearing in Atlanta

  (~1,000 public comments received, ~95% in support of merger)
- ✓ May 7: Submitted joint capital plan
- ✓ May 13: Named direct reports to EM (~150 positions)
- ✓ May 20: Launched internal culture survey
- ✓ June 5: Announced increased community investments and philanthropy levels in Atlanta and the Piedmont Triad
- ✓ June 12: Announced headquarters building in Charlotte and new name (Truist)
- ✓ June 27: Mailed joint merger proxy statement to SunTrust and BB&T shareholders
- ✓ July 1: Named next 1-2 levels of management (~850 positions)
- ✓ July 10: BB&T received regulatory approval from North Carolina Commissioner of Banks
- ✓ July 16: Announced community benefits plan
- ✓ Preparing for legal day 1 and making best of breed decisions on key technology ecosystems

Next Steps

- Continue foundational work for new, integrated culture
- Continue brand development process
- Continue organizational design process
  - Approximately 75% of Truist management expected to be named by end of August
- Finalize and receive approval for divestiture commitments and undertake marketing process
- July 24: Hearing with U.S. House Committee on Financial Services
- July 30: SunTrust and BB&T shareholder meetings
- Receipt of remaining regulatory approvals

Continued confidence in achieving ~$1.6bn of cost synergies (net of investments)

14

IMPORTANT CAUTIONARY STATEMENT
Non-GAAP Financial Measures
This presentation includes non-GAAP financial measures to describe SunTrust’s performance, The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 21.
In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, (he Company presents total revenue, net interest income, net Interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using applicable federal and state income tax rates to increase tax-exempt interest income to a taxable-equivalent basis, The Company believes this measure to be the preferred industry measurement of net interest Income, and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest Income.
The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically;
• The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, tangible book value per share, and return on average tangible common equity. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze the capital adequacy and profitability of the Company.
Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratlo-FTE, Adjusted efficiency ratio-FTE and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is Computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related CO intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing Che impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted efficiency ratio-FTE and adjusted tangible efficiency ratio-FTE remove the impacts of income or expense items that are material and potentially non-recurring from the calculation of Efficiency ratio-FTE and Tangible efficiency ratio-FTE, respectively. The Company believes these measures are useful to investors because they are more reflective of normalized operations as they reflect results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the efficiency of the Company and its lines of business.
The Company presents the Basel III Common Equity Tier 1 (CET1) ratio, on a fully phased-m basis on slide 15. For December 11, 2017 and prior, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTas, the overfunded pension asset, and other intangible assets. For March 31, 2018 and later, the fully-phased-in ratio considers a 250% risk-weighting for MSRs, as contemplated in the FRB’s ‘Simplifications’ NPR. The Company believes this measure is useful to investors who wish to understand the impact of potential future regulatory requirements.
important. Cavnonary. Forw<HQpk.ing Statements
This presentation contains forward-looking statements. Statements regarding (I) future levels of net Interest margin, deposit betas, mortgage-related fee income, merger-related costs, effective income tax rates, efficiency ratios (including after the proposed merger with BBEtTi, net charge-off ratio, ALU. ratio, provision expense, deposit costs and capital ratios, (ii) the income statement impact of thesaleof certain TOR portfolios in April 2019 and repositioning of a portion of the Company’s securities portfolio, (iii| the benefits and effects of our proposed merger with BB&T, including the future earning; potential of the combined company, the cost synergies to be achieved, the capacity to invest in technology, talent, innovation and communities, and the profile and stature of the combined company’s retail and private wealth businesses, (1v) the financial performance of SunTrust over the next 1 -2 quarters, (vj Increases in our common share dividend, (vi) future economic conditions, and (viil the optimism of clients about the economy and their commitments to malting ongoing investments are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals’’, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook.” or similar expressions or future conditional verbs such as “may.’1 “will,’1 “should,” “would,” and “could-. Forward-looking statements are based on the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date of this presentation, and we do not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements- Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, item 1A.. “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013 and 1n other periodic reports that we file with the SEC. Those factors include: failure to complete the merger with BB&T (the “Merger”} could negatively impact our stock price and our future business and financial results; we will be subject to uncertainties while the Merger is pending, which could adversely affect our business; the Merger Agreement may be terminated In accordance with its terms and the Merger may not be completed; because the market price of BB&T Common Stock may fluctuate, our shareholders cannot be certain of the precise value of the merger consideration they may receive in the Merger; our ability to complete the Merger is subject to the receipt of approval from various federal and state regulatory agencies, which may impose conditions that could adversely affect us or cause the Merger to be abandoned; shareholder litlgaLion could prevent or delay the dosing of the proposed Merger or otherwise negatively impact our business and operations; current or future legislation or regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federat government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending activity and other businesses, as well as our financial condition and results; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, as well as the availability and cost of capital and liquidity; interest rates on our outstanding and future financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses, and the value of those financial instruments; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets and other sources of wholesale funding may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credil losses to the extent that our loans are concentrated by loan type. Industry segment, borrower type, or location of the borrower or collateral: we rely on the mortgage secondary market and G5Es for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may Incur fines, penalties and other negative consequences from regulatory violations, possibly even Inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans: consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect our revenue; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues: we may face more intense scrutiny of our sales, training. and incentive compensation practices: we rely on other companies to provide key components of our business infrastructure: competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services: we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and If these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a resutt af changes in the marketplace, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and toss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; our operational or communications systems or infrastructure may fail or may be the subject of a breach or cyber-attack that, If successful, could adversely affect our business or disrupt business continuity; a disruption, breach, or failure in the operational systems or infrastructure of our third party vendors or other service providers, including as a result of cyber-attacks, could adversely affect our business; natural disasters and other catastrophic events could have a material adverse impact on our operations or our financial condition and results; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties: our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down all or some portion of our goodwill; our stock price can be volatile; we might not pay dividends on our stock: our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends: and certain banking laws and certain provisions of our articles of incorporation may have an anti takeover effect.

IMPORTANT CAUTIONARY STATEMENT (CONT.)
Additional information about the Merger and Where to Find It
In connection with the proposed merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger, as amended on May 7, 2019, June 14, 2019 and June 19, 2019. The registration statement was declared effective by the SEC on Junei9, 2019. The registration statement includes a joint proxy statement/prospectus. BB&T and SunTrust commenced mailing the definitive joint proxy statement/prospectus to shareholders on or about June 27, 2019.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT OH FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http: //bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, WlnstonSalem, North Carolina 27101, (336J 733-3065, and documents Hied with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntiust.com/ under the tab “Investor Relations,” and then under the heading “Regulatory & Legal” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877J 930-3971.
Participant in ,£he Solicitation
BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain Information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or Otherwise, are included in the Joint proxy statement/prospectus regarding the proposed transaction and will be included in other relevant materials to be filed with the SEC when they become available. Additional information about BB&T, and its directors and executtve officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 19. 2019. and other documents filed by BB&T with the SEC, Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March B, 2019, and other documents filed by SunTrust with the SEC. These documents can be obtained Tree of charge from the sources described above.